EXHIBIT 10.13

                              CONSULTING AGREEMENT

     This consulting agreement made this 16 day of November, 1999, between WCA Services, Inc., a Wisconsin corporation with its principal place of business at 100 River Place Suite 101, Monona, Wisconsin, ("WCASI"), and Trancom Industries, Inc., a Colorado corporation with its principal place of business at 44 East Mifflin Street, Suite 1000, Madison, Wisconsin, ("Trancom");

                                    RECITALS

     WCASI and Trancom acknowledge the following:

     A. WCASI is a wholly owned subsidiary of Wisconsin Counties Association ("WCA"). WCA was created by the Wisconsin legislature to protect county interests and further better government.

     B. Trancom has distribution rights to market, distribute and sell the Brake Safe visual brake stroke indicators and related products (the "Products") in the United States.

     C. Trancom desires to locate transportation fleets who wish to purchase the Products in the United States and believes that WCASI can provide Trancom valuable consulting services and facilitate Trancom entering into the Wisconsin market.

     D. WCASI has agreed to provide certain services to Trancom on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

1.)  Obligation of WCASI

a)   WCASI agrees to:

     i) Endorse and promote the Products to Wisconsin Counties who are seeking to improve the safety and productivity of their fleet by installing the Products.

     ii) Co-ordinate all order requests from the counties and other interested parties and place orders for the Product with Trancom.

     iii) At its option, warehouse the Products for distribution to the Wisconsin Counties who have placed orders for the Products and ship the Product requested by the Counties, or require that Trancom ship the products directly to the customer, provided that the minimum customer order for shipment will be 96 axles or such lesser quantity as may be required to fully equip the customer's fleet.



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     iv)  Provide  introductions  and  contacts to Trancom for other  parties in
          Wisconsin who could be interested in purchasing the Products (the "Wisconsin Customers").

     v) Provide introductions and contacts to Trancom for other parties carrying on business outside the State of Wisconsin who could be interested in purchasing the Products (the "Non-Wisconsin Customers").

b) WCASI representatives shall meet periodically with representatives of Trancom and the manufacturer of the Products, Spectra Products Inc. ("SPI") to discuss specific meetings and promotional matters and to review overall program development.

c) WCASI will provide information available to WCASI to Trancom as requested by Trancom or as WCASI believes will be useful to Trancom in furthering the sale of the products to Wisconsin Counties, Wisconsin Customers and the Non-Wisconsin Customers.

2.)  Term of Agreement

     The term of this Agreement shall commence as of the date hereof and shall continue for a period of five years. Either Party may terminate this Agreement at any time by giving 90 days written notice to the other, specifying the reasons for such termination and giving the non-terminating Party 30 days to cure any deficiencies. In the event such deficiences are reasonably cured within such 30 day period, this Agreement shall continue pursuant to the terms hereof.

3.)  Obligations of Trancom

a)   Trancom agrees to:

     i) Pay WCASI an override for each unit of the Products purchased by the Wisconsin Counties during the term of this Agreement as set forth in schedule A, attached hereto and an override for each unit of the Products purchased by the Wisconsin customers as set forth in Schedule C attached hereto.

     ii) Pay WCASI on override for each unit of the Products purchased by the Non- Wisconsin Customers as set forth in Schedule B, attached hereto.

b) Trancom will provide WCASI with technical support including promotional brochures, posters, videos and technical bulletins needed in the promotion, selling and distribution of the Product by WCASI.

c) Trancom will have in force a liability insurance policy, the amount of such insurance not to be less than $1,000,000 for each assurance and naming WCASI as an insured party.





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4.)  Relationships and Indemnity

     Trancom has engaged WCASI to consult for the promotion, sale and distribution of the Products for Wisconsin Counties, Wisconsin Customers and Non-Wisconsin Customers. Nothing in this Agreement shall be construed to constitute Trancom and WCASI as partners, joint venturers or agents for each other or as authorizing either party to obligate the other party in any manner. Trancom shall indemnify, hold harmless, and defend WCASI and its directors, officers, and agents from any loss, expense, or damage (including reasonable fees of attorneys and experts) arising out of any claims, actions, judgements, decrees, or orders which may be predicated upon an alleged negligent or improper act or omission by WCASI or for any product defect including claims of warranty, either express or implied provided that no representation, other than the product and warranty representation communicated to WCASI, concerning the Products shall be made by WCASI without the prior written consent of Trancom.

5.)  Termination of Agreement

     The obligations of Trancom pursuant to paragraph 3, 4 and 7 shall survive the termination of this Agreement. In addition, upon termination of this Agreement, WCASI shall provide to Trancom a list of each Wisconsin County, Wisconsin Customer and Non-Wisconsin Customer that WCASI has introduced to Trancom for the purpose of promoting, selling and distributing the Products. If, within twelve months after termination of this Agreement, Trancom enters into an agreement with a Wisconsin County, Wisconsin Customer or Non-Wisconsin Customer on the list provided by WCASI, for the sale of the Product, the fees payable under this Agreement from Trancom to WCASI shall be payable as provided in this Agreement.

6.)  Orders/Pricing/Terms

     i) All orders from WCASI to Trancom for the Products shall he subject to the terms and conditions set forth in Schedule "C", which terms and conditions may be amended by Trancom from time to time as provided for herein.

     ii) WCASI is free to establish a suggested price for the sale of the Products Consistent with Trancom's suggested resale price range of $29.95 to $32.95 (depending on volume), per axle (one axle consists of sufficient product to equip two air brake chambers). The override set forth in Schedule "A" is calculated on the suggested selling price of $26.95 to Wisconsin Counties..

     iii) All prices will be in U.S. dollars, FOB SPI's warehouse, Toronto, Canada. Payment terms will be net 30 days or 2% net 10 for early payment.


7.)  WARRANTY OF TRANCOM

     i) Trancom will extend to the customers of WCASI only the warranty given by SPI to Trancom as set forth in Schedule "D" to this Agreement and WCASI is not authorized or empowered to make any changes thereto.


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     ii)  Trancom will  indemnify,  defend and hold WCASI  harmless from any and
          all  claims,  damages,  losses  and  expenses,   including  reasonable
          attorney's fees and costs sustained by WCASI as a result of defect or alleged defects in the Products sold to WCASI or any customers of WCASI for which WCASI receives an override.

8.)  Exclusive Agreement

     Trancom agrees that during the term of this Agreement, Trancom shall not enter any agreement with any other consultant, agent or representative for the purpose of entering into agreements with Wisconsin counties for the promotion, sale or distribution of the Product. WCASI agrees that during the term of this Agreement, WCASI shall not provide consulting services or other representation to any entity seeking to promote, sell or distribute products similar to the Products.


9.)  Amendment: Governing Law

     This Agreement may be amended only by a written instrument signed on the behalf of both Trancom and WCASI. This agreement shall be governed by laws in the State of Wisconsin.


10.) Successors Assigns

     This Agreement shall be binding on the parties hereto, their successors and assigns.

11.) Prior Agreements

     This Agreement supercedes all prior agreements whether written or oral.


                               WCA SERVICES, INC.

/s/ William C. Niemann                   BY:    /s/ Mark A. Rozbeki
------------------------------           ---------------------------------
         Witness                                  Its President

                            TRANCOM INDUSTRIES, INC.

/s/ William C. Niemann                   BY:    Michael Brozek
------------------------------           ---------------------------------
          Witness                                 Its President



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                                   Schedule A


Trancom agrees to pay WCASI an override on each axle (one axle consists of sufficient product to equip two airbrake chambers) purchased annually by Wisconsin Counties and Wisconsin customers as follows:


         Annual Qty of Axles              Override
         --------------------------       -------------
                    1 to 5000                $3.00
                 5001 to 7500                $5.00
                 7501 plus                   $6.00




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                                   Schedule B


Trancom agrees to pay WCASI an override on each axle (one axle consists of sufficient product to equip two air brake chambers) purchased annually by the Non-Wisconsin Customers as follows:


       Annual Qty of Axles               Override
       --------------------------        -------------
                   1 to 5000               $0.50
                5001 to 7500               $0.65
                7500 plus                  $0.75








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                                   Schedule C


Trancom agrees to sell the Products to WCASI at the prices set forth herein as may be amended by Trancom from time to time:


Product                                     Price
--------------------------                  --------
Truck/Trailer Axle Kit                      $26.95

Trailer Axle Kit                            $26.95


o    All prices are FOB manufacturer's warehouse, Toronto, Canada.

o Trancom will hold WCASI's price firm for a period of 12 months commencing the effective date of this Agreement.

o All prices are in U.S. dollars. Payment terms are net 30 days or 2% net 10 for early payment.









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                                   Schedule D



Trancom will warranty its Brake Safe products purchased from WCASI by WCASI's customers under the terms of and conditions set forth hereunder: